UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2016

Axcelis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30941	34-1818596
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

108 Cherry Hill Drive, Beverly, Massachusetts	01915
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 787-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendment of 2012 Equity Incentive Plan

At the 2016 annual meeting of the stockholders of Axcelis Technologies, Inc. (the “Company”) held on May 4, 2016 (the “Annual Meeting”), the Company’s stockholders approved an amendment to the Company’s 2012 Equity Incentive Plan (the “Amended Equity Plan”) to increase the number of shares of common stock reserved under the plan for future issuance by 4,000,000 shares. The Company’s Board of Directors and the Compensation Committee of the Board of Directors previously approved the Amended Equity Plan, subject to such stockholder approval. The Company’s executive officers are eligible to participate in the Amended Equity Plan. A summary of the material terms of the Amended Equity Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 14, 2016 (the “Proxy Statement”). A copy of the Amended Equity Plan is filed with the Proxy Statement.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held at the offices of Locke Lord LLP at 111 Huntington Avenue, Boston, Massachusetts on May 4, 2016. Out of 116,177,535 shares of Common Stock (as of the record date of March 11, 2016) entitled to vote at the meeting, 109,836,435 shares, or 94.54%, were present in person or by proxy.

1.              At the Annual Meeting, each of the nine nominees for election as directors received the number of votes set opposite the nominee’s name, constituting a plurality of the votes cast, and therefore such nominee has been duly elected as a director of the Company:

	Number of Votes
Proposal to elect the following nominees as a director	For	Withheld	Broker Non- Votes	Percentage of Total Voted For
1. Richard J. Faubert	88,914,688	1,339,782	19,581,667	99%
2. R. John Fletcher	88,838,421	1,416,049	19,581,667	98%
3. Arthur L. George, Jr.	88,964,125	1,290,345	19,581,667	99%
4. Joseph P. Keithley	88,947,793	1,306,677	19,581,667	99%
5. John T. Kurtzweil	88,930,676	1,323,794	19,581,667	99%
6. Barbara J. Lundberg	88,972,151	1,282,319	19,581,667	99%
7. Patrick H. Nettles	88,548,741	1,705,729	19,581,667	98%
8. Mary G. Puma	88,895,371	1,359,099	19,581,667	98%
9. Thomas St. Dennis	88,870,287	1,384,183	19,581,667	98%

2.              The following sets forth the tally of the votes cast on the proposal to ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors of the Company’s financial statements for the year ending December 31, 2016. A majority of the votes cast were voted in favor of the proposal, and therefore the appointment of auditors has been ratified by the stockholders.

Number of Votes
				Broker	Percentage of
				Non-	Total Voted
	For	Against	Abstaining	Votes	For
Proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the Company’s financial statements for the year ending December 31, 2016.	106,041,176	1,293,267	2,501,304	688	99%

3.              The following sets forth the tally of the votes cast on the proposal to approve the amendment to the 2012 Equity Incentive Plan, as adopted by the Board of Directors. A majority of the votes cast were voted in favor of the approval of the 2012 Equity Incentive Plan, as amended by the Board of Directors, and therefore the amended 2012 Equity Incentive Plan has been approved by the stockholders.

Number of Votes
				Broker	Percentage
				Non-	of Total
	For	Against	Abstaining	Votes	Voted For
Proposal to approve the amendment to the 2012 Equity Incentive Plan, as amended.	71,138,432	6,259,590	12,856,746	19,581,667	92%

4.              The following sets forth the tally of the votes cast on the proposal that the stockholders of the Company approve an amendment to the certificate of incorporation as described under “Proposal 4: Approval of an Amendment to Our Certificate of Incorporation to Implement a Reverse Stock Split” in the proxy statement for this meeting, as modified by a proxy supplement filed on April 12, 2016.  Seventy-five percent (75%) of the shares outstanding voted in favor of the proposal, and therefore such amendment has been approved.

	Number of Votes
				Broker Non-	Percentage of Total	Percentage of Outstanding
	For	Against	Abstaining	Votes	Voted For	Voted For
Proposal to amend the certificate of incorporation to implement a reverse stock split.	93,210,036	14,580,216	504,166	1,542,017	86%	80%

5.              The following sets forth the tally of the votes cast on the proposal that the stockholders of the Company advise the Board of Directors that they approve the compensation paid to the Company’s executive officers for fiscal 2015, as described under “Executive Compensation” in the proxy statement for this meeting. A majority of the votes cast were voted in favor of the proposal, and therefore such advisory vote has passed.

Number of Votes
				Broker	Percentage
				Non-	of Total
	For	Against	Abstaining	Votes	Voted For
Proposal that the stockholders of the Company advise the Board of Directors that they approve the compensation paid to the Company’s executive officers for fiscal 2015, as described under “Executive Compensation” in the proxy statement for this meeting.	85,050,524	2,417,682	2,786,562	19,581,667	97%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2016	Axcelis Technologies, Inc.

	By:	/s/ Lynnette C. Fallon
Lynnette C. Fallon
Executive Vice President HR/Legal and General Counsel